UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2016 (May 25, 2016)

CALERES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 25, 2016, four proposals described in the Notice of Annual Meeting of Shareholders dated April 14, 2016, were voted upon:

1.	The shareholders elected 4 directors, Ward M. Klein, Steven W. Korn, W. Patrick McGinnis and Diane M. Sullivan, each for a term of three years. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Ward M. Klein	35,753,362	673,468	2,788,470
Steven W. Korn	35,524,339	902,491	2,788,470
W. Patrick McGinnis	35,426,248	1,000,582	2,788,470
Diane M. Sullivan	34,886,871	1,539,959	2,788,470

The following directors have terms of office that continue after the meeting: Mario L. Baeza, W. Lee Capps III, Lori H. Greeley, Mahendra R. Gupta, Carla Hendra, and Patricia G. McGinnis.

2.
The shareholders re-approved the material terms of the performance goals of the Company’s Incentive and Stock Compensation Plan of 2011, as amended and restated, for purposes of Section 162(m) of the Internal Revenue Code. The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
34,818,354	1,383,666	224,810	2,788,470

3.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
38,786,573	347,829	80,898

4.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
32,516,520	3,545,176	365,134	2,788,470

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: May 25, 2016	By: /s/ Thomas C. Burke
Thomas C. Burke
Vice President, Legal and Secretary